Item 6A

Exhibit 11

                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                    COMPUTATION OF (LOSS) EARNINGS PER SHARE

                                                   Three months ended
                                                      December 31,
                                               -------------------------
                                                  1995           1994
                                               -----------   -----------
PRIMARY

Weighted average shares of common
   stock outstanding                             5,852,004    5,751,127
Incremental shares applicable to assumed
   exercise of stock options                        30,819      199,236
                                                -----------  ----------
Weighted average number of common and
   common equivalent shares outstanding          5,882,823    5,950,363
                                                ===========  ==========
Income before extraordinary item                  $385,000   $  912,000
Extraordinary item                              (1,282,000)           -
                                                -----------  ----------
Net (loss) income                                ($897,000)  $  912,000
                                                ===========  ==========

Net (loss) income applicable to common stock    (1,034,000)  $  781,000
                                                ===========  ==========




Income (loss) per common and common
   equivalent share:

Income before extraordinary item                $     0.07   $     0.15
Extraordinary item                                   (0.22)        0.00
                                                -----------  ----------
Net (loss) income                               $    (0.15)  $     0.15
                                                ===========  ==========

Net (loss) income applicable to common stock    $    (0.18)  $     0.13
                                                ===========  ==========


The computation of income (loss) per common equivalent share on a fully diluted basis does not materially differ from the amounts calculated on a primary basis.





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